SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):           March 3, 2005

McRae Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-8578	56-0706710

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

402 North Main Street, Mt Gilead, NC	27306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (910) 439-6147

Item 2.05      Costs Associated with Exit or Disposal Activities.

On March 3, 2005, Dan Post Boot Company, a subsidiary of McRae Industries, Inc. (the “Company”), determined to close its Waverly, Tennessee manufacturing facility effective March 18, 2005. The plant closing will be permanent and will result in the permanent layoff of 120 employees.

Dan Post’s Waverly facility was converted from western boot to military boot production in January 2004 to assist McRae Footwear in meeting the requirements under its military boot contract with the U.S. Government. On February 28, 2005, McRae Footwear learned that it was not awarded a bid it had submitted to produce additional military boots for the Government. As a result, it was necessary to close the facility.

The Company estimates that the plant closing will result in cash severance costs of between $130,000 and $140,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCRAE INDUSTRIES, INC.

Date: March 4, 2005	By:	/s/ D. Gary McRae

D. Gary McRae President and Chief Executive Officer

3